Exhibit A
Joint Filing Agreement
We, the undersigned, hereby express our agreement that the attached Schedule 13G, and any amendments thereto, is filed jointly on behalf of each of us pursuant to Rule 13d-1(k) of the Exchange Act.
Dated as of: February 11, 2010.

FRANK E. HOLMES

/s/ Susan B. McGee

(Signature) By: Susan B. McGee, Power of Attorney

U.S. GLOBAL INVESTORS, INC.
By:	Susan B. McGee

President, General Counsel

/s/ Susan B. McGee

(Signature)

U.S. GLOBAL INVESTORS FUNDS
By:	Susan B. McGee

Executive Vice President, Secretary

/s/ Susan B. McGee

(Signature)